Exhibit 99.2

Third Quarter 2015 Performance Review October 29, 2015

Forward - looking Statements The statements contained in this press release that are not purely historical are forward - looking statements within the meaning of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward - looking statements include, but are not limited to, statements regarding continued positive Adjusted EBITDA, the expected benefits of the Company’s investment in infrastructure, sales and marketing efforts, the continued increase in backlog, expectations for the startup of new projects and the performance of existing projects and/or statements preceded by, followed by or that include the words “believes”, “could”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “projec ts” , “seeks”, or similar expressions. Forward - looking statements deal with the company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward - looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward - looking statements. Many of these risks and uncertainties are discussed in the company’s Annual Report on Form 10 - K for the fiscal year ended December 31, 2014 filed with the SEC, and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov . These include without limitation: the risk of cancellation or delay of customer contracts or that contract awards do not turn into signed contracts. Other risks include the company’s dependence on its largest customers and risk of contract performance, protection of our intellectual property and the risks of infringement on the intellectual property rights of others. All forward - looking statements speak only as of the date of this press release and the company undertakes no obligation to update such forward - looking statements. 2

Third Quarter 2015 Financial Review 3

GAAP Reconciliation Net Income/Loss Adjusted EBITDA 4

September 30, 2015 Balance Sheet 5

CEO Comments • Challenges – Now Achievements − Revenue Growth Continues − Adjusted EBITDA Positive − Minimal Cash Burn − $2 Million Line of Credit With Silicon Valley Bank − Growing Phase III wins − More Market Awareness o Just left another live seminar in New Hope 6

CEO Comments • Challenges - Still Remaining − Critical Mass o Growing our backlog o Speaking to the industry to explore possibilities − Infrastructure Investment o Continued focus on operational efficiencies without compromising operational excellence − Share Price o We have a good story to tell 7

Thank You Questions and Answers